Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

    and Stockholders

First Capital Bancorp, Inc.

Richmond, Virginia

We consent to the use in this Registration Statement on Form S-8 of First Capital Bancorp, Inc., of our report dated March 29, 2010, related to the audits of the consolidated financial statements of First Capital Bancorp, Inc. as of December 31, 2009 and 2008, and for each of the years then ended, incorporated herein by reference in this Form S-8.

/S/ Cherry, Bekaert & Holland, L.L.P

Richmond, Virginia

August 30, 2010